Report of Independent Accountants

To the Trustees and Administrative  Class Shareholders of the PIMCO Total Return
Fund: Pacific Investment Management Series

In our opinion, the accompanying statements of assets and liabilities, including the schedule of investments, and the related statements of operations, of changes in net assets and the financial highlights for the Administrative Class shares present fairly, in all materials aspects, the financial position of the Total Return Fund (hereafter referred to as the "Fund") at March 31, 2000, the results of its operations, the changes in its net assets and the financial highlights for the Administrative Class shares for each of the periods indicated, in conformity with accounting principles generally accepted in the United States. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at March 31, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

/s/  PricewaterhouseCoopers LLP
Kansas City, Missouri
May 23, 2000

                       Report of Independent Accountants

To the Trustees and the Administrative Class Shareholders of the PIMCO Total Return Fund: Pacific Investment Management Series

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations, changes in net assets and the financial highlights for the Total Return Fund Administrative Class shares present fairly, in all material respects, the financial position of the Total Return Fund Administrative Class shares (hereafter referred to as the "Fund") at March 31, 1999, the results of its operations, the changes in its net assets and the financial highlights for the Total Return Fund Administrative Class shares for each of the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at March 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
May 19, 1999

                              Representation Letter

                                January 31, 2001

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      PIMCO Funds
         File No. 33-12113

Ladies and Gentlemen:

     This letter serves as notification of the existence of a Japanese language prospectus describing the Administrative Class shares of the PIMCO Total Return Fund series of PIMCO Funds, for which I serve as a Senior Vice President. Pursuant to Rule 306 of Regulation S-T, I hereby represent that, to the best of my knowledge, the attached is a fair and accurate translation of the PIMCO Total Return Fund's Japanese language prospectus.

     Please call Keith Robinson at 202.261.3386 with any questions or comments regarding the attached.

                                   Sincerely,


                                  /s/ Jeffrey M. Sargent


Attachment